Exhibit h9b
AMENDMENT
TO
PARTICIPATION AGREEMENT
This amendment (the “Amendment”) is made and entered into as of September 3, 2002 by and among Principal Life Insurance Company, an Iowa corporation (the “Company”), MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the “Trust”) and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation (“MFS”) (Trust, MFS, and Company collectively, the “Parties”) in order to modify that certain Participation Agreement entered into by the Parties as of May 17, 2002 (the “Agreement”).
The Parties agree to amend the Agreement as follows:
1. Schedule A of this Agreement is also hereby amended to include the new Benefit Variable Universal Life (BVUL) product.
3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.
Acknowledged and agreed by:
PRINCIPAL LIFE INSURANCE COMPANY

By: Name:	/s/ Sara Wiener Sara Wiener
Title:	Assistant Director Product Management

MFS VARIABLE INSURANCE TRUST,
On behalf of the Portfolios

By: Name:	/s/ James R. Bordewick, Jr. James R. Bordewick, Jr.
Title:	Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By: Name:	/s/ Stephen E. Cavan Stephen E. Cavan
Title:	Senior Vice President
Contract# MAS-06048-2002-09-03-AMD

AMENDMENT
TO
PARTICIPATION AGREEMENT
This amendment (the “Amendment”) is made and entered into as of                    , 2004. by and among Principal Life Insurance Company, an Iowa corporation (the “Company”), MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the “Trust”), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation (“MFS”) (Trust, MFS, and Company collectively, the “Parties”) in order to modify that certain Participation Agreement entered into by the Parties as of March 26, 2002 (the “Agreement”).
The Parties agree to amend the Agreement as follows:
1.	Schedule A of the Agreement is hereby amended to include the new Principal Variable Universal Life Income, and the Principal Investment Plus Variable Annuity products.

2.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.
Acknowledged and agreed by:
PRINCIPAL LIFE INSURANCE COMPANY

By: Narm:	/s/ Sara Wiener Sara Wiener
Title:	Director—Product Management

MFS VARIABLE INSURANCE TRUST,
On behalf of the Portfolios

By: Name:	/s/ James R. Bordewick, Jr. James R. Bordewick, Jr.
Title:	Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By: Name:	/s/ Jeffrey N. Carp Jeffrey N. Carp
Title:	Senior Vice President and General Counsel
Contract# MAS-06048-2004-09-17-AMD

SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
(as of the date of this Amendment to the Participation Agreement)

Principal Life Insurance Company	Principal Life Insurance Company
Separate Account B	Variable Life Separate Account

(1) The Principal Variable Annuity	(1) PrinFlex Life Variable Life Insurance

(2) Principal Freedom Variable Annuity	(2) Survivorship Variable Universal Life Insurance

(3) Principal Investment Plus Variable Annuity	(3) Flexible Variable Life Insurance

(4) Principal Variable Universal Life Accumulator

(5) Executive Variable Universal Life Accumulator

(6) Benefit Variable Universal Life Accumulator

(7) Principal Variable Universal Life Accumulator II

(8) Principal Variable Universal Life Income

AMENDMENT NO. 1 TO
PARTICIPATION AGREEMENT
AMONG
MFS VARIABLE INSURANCE TRUST,
PRINCIPAL LIFE INSURANCE COMPANY
AND
MASSACHUSETTS FINANCIAL SERVICES COMPANY
     THIS AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT dated March 26, 2002, made and entered into this 17 day of May, 2002, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the “Trust”), PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (the “Company”) on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A to the Participation Agreement, as may be amended from time to time (the “Accounts”), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation (“MFS”). Defined terms have the same meaning as in the Participation Agreement.
     WHEREAS, the Participation Agreement provides that the Company will place purchase, redemption and exchange orders for shares of the Portfolios;
     WHEREAS, the Company has engaged Delaware Charter Guarantee & Trust Company (“Trustar”) on its behalf to place purchase, redemption and exchange orders for shares of the Portfolios;
     WHEREAS, the Trust and MFS agree to accept such orders placed by Trustar, subject to the terms of this Amendment;
     NOW, THEREFORE, in consideration of their mutual promises, the Trust, MFS and the Company agree as follows:
1.	Placement of Orders — The Trust and MFS will accept purchase, redemption and exchange orders for shares of the Portfolios placed by Trustar on behalf of the Company pursuant to the terms of the Agreement as if those orders had been placed directly by the Company.

2.	Company Responsibility — The Company shall assume responsibility for the acts and omissions of Trustar in placing such orders and otherwise for its activities undertaken on the Company’s behalf to the same extent as if those acts were committed or omitted by the Company directly, and shall provide indemnification for such acts and omissions in accordance with Section 8.1 of the Agreement.
Contract# MAS-06048-2002-05-17-AMD

3.	Miscellaneous — This Amendment shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts. This Amendment may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument. A copy of the Trust’s Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust’s trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

PRINCIPAL LIFE INSURANCE COMPANY
By its authorized officer,

By: Title:	/s/ David House Asst. Director

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios
By its authorized officer and not individually,

By:	/s/ James R. Bordewick, Jr.

James R. Bordewick, Jr.
Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY
By its authorized officer,

By:	/s/ Jeffrey L. Shames

Jeffrey L. Shames
Chairman and Chief Executive Officer

AMENDMENT
TO
PARTICIPATION AGREEMENT
This amendment (the “Amendment”) is made and entered into as of January 8, 2003 by and among Principal Life Insurance Company, an Iowa corporation (the “Company”), MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the “Trust”) and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation (“MFS”) (Trust, MFS, and Company collectively, the “Parties”) in order to modify that certain Participation Agreement entered into by the Parties as of May 17, 2002 (the “Agreement”).
The Parties agree to amend the Agreement as follows:
1. Schedule A of the Agreement is hereby amended to include the new Principal Variable Universal Life Accumulator II product.
3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.
Acknowledged and agreed by:

MFS VARIABLE INSURANCE TRUST, On behalf of the Portfolios

By:	/s/ James R. Bordewick, Jr.

Name:	James R. Bordewick, Jr.
Title:	Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:	/s/ Stephen E. Cavan

Name:	Stephen E. Cavan
Title:	Senior Vice President

PRINCIPAL LIFE INSURANCE COMPANY

By:	/s/ David House

Name:	David House
Title:	Asst. Director
Contract# MAS-06048-2003-01-08-AMD

SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Principal Life Insurance Company	Principal Life Insurance Company
Separate Account B	Variable Life Separate Account
(1) The Principal Variable Annuity	(l) PrinFlex Life Variable Life Insurance

(2) Principal Freedom Variable Annuity	(2) Survivorship Variable Universal Life Insurance

(3) Flexible Variable Life Insurance

(4) Principal Variable Universal Life Accumulator

(5) Executive Variable Universal Life Accumulator

(6) Benefit Variable Universal Life Accumulator

(7) Principal Variable Universal Life Accumulator II

2

2nd AMENDMENT
TO
PARTICIPATION AGREEMENT
     Pursuant to the Participation Agreement, made and entered into as of the 26th day of March, 2002, as amended May 17, 2002 (the “Participation Agreement”), by and among Principal Life Insurance Company, MFS Variable Insurance Trust and Massachusetts Financial Services Company (collectively, the “Parties”), the Parties do hereby agree to amend and restate Schedule A of the Participation Agreement as attached hereto and incorporated herein by reference.
     IN WITNESS WHEREOF, each of the Parties hereto has caused this 2nd Amendment to the Participation Agreement to be executed effective as of November 1, 2005.

PRINCIPAL LIFE INSURANCE COMPANY
By its authorized officer,

By:	/s/ Sara Wiener

Name:	Sara Wiener
Title:	Director Product Management

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios
By its authorized officer,

By:	/s/ Susan S. Newton

Susan S. Newton
Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY
By its authorized officer,

By:	/s/ Jeffrey N. Carp

Jeffrey N. Carp
Executive Vice President and General Counsel
Contract# MAS-06048-2005-11-01-AMD

As of November 1, 2005
SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate
Account and Date	Policies Funded	Share Class
Established by	by Separate	(Initial or	Portfolios
Board of Directors	Account	Service Class)	Applicable to Policies
Principal Life Insurance Company Separate Account B	The Principal Variable Annuity Principal Freedom Variable Annuity	Service	Emerging Growth Series Mid Cap Growth Series New Discovery Series
	Principal Investment Plus Variable Annuity		Value Series

Principal Life Insurance Company Variable Life Separate Account	PrinFlex Life Variable Life Insurance	Service	Emerging Growth Series Mid Cap Growth Series
	Survivorship Variable Universal Life Insurance		New Discovery Series Value Series
Flexible Variable Life Insurance
Principal Variable Universal Life Accumulator
Principal Variable Universal Life Accumulator II
Principal Variable Universal Life Income

	Executive Variable Universal Life Benefit Variable Universal Life	Service	Emerging Growth Series Mid Cap Growth Series
New Discovery Series
Value Series
Global Equity Series

2